UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2025

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2025, American Well Corporation (the “Company”) entered into an amendment to extend its Master Services Agreement dated January 1, 2023 (the “MSA”) with Elevance Health, Inc. f/n/a/ Anthem Inc. (“Elevance Health”); and on December 25, 2025 entered into a related Statement of Work updating the Company’s Healthy Impact service offerings (the “Healthy Impact SOW”), effective as of January 1, 2026. The Statement of Work dated January 1, 2023 (together with the Healthy Impact SOW and the MSA, the “Agreements”) automatically renewed January 1, 2026 for an additional annual term, which extend the parties’ partnership. Pursuant to the Agreements, we operate a white-labelled digital care delivery platform on behalf of Elevance Health under the brand name LiveHealth Online®. Elevance Health is obligated to pay us annual subscription fees and may engage us for certain mutually agreed upon professional services, development, innovation and engagement marketing services.

Each of the MSA and the Healthy Impact SOW has a term of 3 years, commencing on January 1, 2026 and ending on January 1, 2029, and thereafter automatically renews for successive one-year terms unless terminated by either party. Each party may terminate each of Agreements after the lapse of a cure period for material breaches of the applicable Agreement by the other party, upon the bankruptcy or insolvency of the other party, and in the case of Elevance Health, upon a breach by the Company of certain security or confidentiality provisions, the occurrence of certain change-of-control transactions, or at its convenience upon 365 days’ advance written notice to Company.

In addition, on December 24, 2025, Online Care Group, PC (“OCG”), the Company’s clinical partner, entered into amendments to two provider agreements (collectively, the “Provider Agreement Amendments”) with Elevance Health related entities, which extend the parties’ partnership. Pursuant to the Provider Agreement Amendments, OCG will continue to provide prioritized access to a 50-state network of clinical professionals who will provide digital care consultations to Elevance Health members via the LiveHealth Online platform in consideration for access and per consultation fees. The terms of the Provider Agreements were extended for a period of 3 years, commencing on January 1, 2026 and ending on January 1, 2029, and thereafter automatically renew for successive one-year terms unless terminated by either party. Either party may terminate the Provider Agreements for convenience upon 365 days' prior written notice to the other party. In addition, either party may terminate the Provider Agreements upon the termination of the MSA or the applicable SOW, the other party’s bankruptcy, or occurrence of other specified events.

The foregoing description of the MSA, Healthy Impact SOW, and Provider Agreement Amendments do not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements and the Provider Agreement Amendments, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1*†	Amendment to Master Services Agreement, dated as of December 24, 2025, by and between American Well Corporation and Elevance Health, Inc.
10.2*	Statement of Work, dated as of December 25, 2025, by and between American Well Corporation and Elevance Health, Inc.
10.3*	Amendment to Provider Agreement, dated as of December 24, 2025, by and between Blue Cross of California doing business as Anthem Blue Cross and Online Care Group, P.C
10.4*

Amendment to Provider Agreement, dated as of December 24, 2025, by and between Rocky Mountain Hospital and Medical Service, Inc., doing business as Anthem Blue Cross and Blue Shield and HMO Colorado, Inc. doing business as HMO Colorado, Anthem Health Plans, Inc. doing business as Anthem Blue Cross and Blue Shield, Anthem Insurance Companies, Inc. and Blue Cross Blue Shield Healthcare Plan of Georgia, Inc. d/b/a Anthem Blue Cross and Blue Shield, Anthem Insurance Companies, Inc. doing business as Anthem Blue Cross and Blue Shield, Anthem Health Plans of Kentucky, Inc. d/b/a Anthem Blue Cross and Blue Shield, Anthem Health Plans of Maine, Inc. doing business as Anthem Blue Cross and Blue Shield, RightCHOICE Managed Care, Inc., Anthem Health Plans of New Hampshire, Inc. doing business as Anthem Blue Cross and Blue Shield and Matthew Thornton Health Plan, Inc., Rocky Mountain Hospital and Medical Service, Inc. doing business as Anthem Blue Cross and Blue Shield and HMO Colorado, Inc. doing business as HMO Nevada, Empire Health Choice HMO, Inc. (d/b/a Empire BlueCross BlueShield HMO or Empire Blue Cross HMO) and Empire Health Choice Assurance, Inc. (d/b/a Empire BlueCross BlueShield or Empire Blue Cross), Community Insurance Company doing business as Anthem Blue Cross and Blue Shield, Anthem Health Plans of Virginia, Inc. doing business as Anthem Blue Cross and Blue Shield, Blue Cross Blue Shield of Wisconsin doing business as Anthem Blue Cross and Blue Shield ("Anthem") and Online Care Group, P.C

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. Such redacted terms are those that the Company customarily and actually treats as private or confidential and are not material.

† Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	January 2, 2026	By:	/s/ Anna Nesterova
Anna Nesterova Deputy General Counsel, Head of Legal